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                                                                     EXHIBIT 4.6


                           BORROWER SECURITY AGREEMENT


This SECURITY AGREEMENT (this "Agreement"), dated as of September 27, 2001, is entered into among INTEGRATED SECURITY SYSTEMS, INC., a Delaware corporation ("Borrower"), RENAISSANCE US GROWTH & INCOME TRUST PLC ("RUSGIT"), RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC., a Texas corporation ("Renaissance III") (RUSGIT and Renaissance III collectively referred to as "Lender"), and RENAISSANCE CAPITAL GROUP, INC., a Texas corporation, as agent for the Lender (the "Agent").

                                    RECITALS

         A. Secured Party has lent to Pledgor the aggregate principal amount of One Hundred Fifty Thousand Dollars ($150,000) evidenced by the Pledgor's promissory notes of even date herewith (the "Notes").

         B. As a condition for the loan, Lender required that Borrower grant a security interest in all of its assets as collateral for the loan and any other indebtedness of Borrower to Lender (the "Obligations").

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. Grant of Security Interest.

            (a) In order to secure payment when due of the Obligations now existing or hereafter incurred, Borrower hereby irrevocably grants to the Lender a first and prior security interest in the following property of the Borrower (the "Collateral"), whether now owned or existing, or hereafter acquired, owned, existing or arising (whether by contract or operation of law), and wherever located, which shall be retained by Lender, until the Obligations have been paid in full and the Loan Agreement has been terminated.

            (b) Collateral shall include all personal property of the Borrower, including the following, all whether now owned or hereafter acquired or arising and wherever located: (i) accounts (including health-care-insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts [i-iii collectively referred to as "Accounts"]; (iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper);
(vii) inventory, including raw materials, work in process, or materials used or consumed in Borrower's business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, goods that are returned, reclaimed or repossessed; (viii) goods of every nature, including stock-in-trade, goods on consignment, standing timber that is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, crops grown, growing, or to be grown,


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manufactured homes, computer programs embedded in such goods and farm products;
(ix) equipment, including machinery, vehicles and furniture; (x) fixtures; (xi) agricultural liens; (xii) as-extracted collateral; (xiii) commercial tort claims, if any, described on Exhibit "A" hereto; (xiv) letter of credit rights;
(xv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies; (xvi) all supporting obligations of all of the foregoing property; (xvii) all property of the Borrower now or hereafter in the Lender's possession or in transit to or from, or under the custody or control of, the Lender or any affiliate thereof; (xviii) all cash and cash equivalents thereof; and (xix) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof. The Collateral shall also include any and all other tangible or intangible property that is described as being part of the Collateral pursuant to one or more Riders to Security Agreement that may be attached hereto or delivered in connection herewith, including the Rider to Security Agreement - Copyrights, the Rider to Security Agreement - Patents, the Rider to Security Agreement - Trademarks and the Rider to Security Agreement - Cash Collateral Account.

            (c) Borrower represents that the grant of security interest herein is a first and prior security interest.

         2. Insurance on Collateral. Borrower further warrants and agrees that it will pay for and maintain insurance in the amounts and of the types required pursuant to Section 5.12 of the Loan Agreement.

         3. Covenant For Accounts.

            (a) The Borrower will, on the Lender's demand, make notations on its books and records showing the Lender's security interest and make available to the Lender shipping and delivery receipts evidencing the shipment of the goods that gave rise to an account, completion certificates or other proof of the satisfactory performance of services that gave rise to an account, a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Borrower shall promptly notify the Lender if an account becomes evidenced or secured by an instrument or chattel paper and upon the Lender's request, will promptly deliver any such instrument or chattel paper to the Lender, including any letter of credit delivered to the Borrower to support a shipment of inventory by the Borrower.

            (b) The Borrower will promptly advise the Lender whenever an account debtor refuses to retain or returns any goods from the sale of which an account arose and will comply with any instructions that the Lender may give regarding the sale or other disposition of such returns. From time to time with such frequency as the Lender may request, the Borrower will report to the Lender all credits given to account debtors on all accounts.


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            (c) The Borrower will immediately notify the Lender if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Lender so that all monies due and to become due under such contract shall be assigned to the Lender and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

            (d) At any time after the occurrence of a Default, and without notice to the Borrower, the Lender may direct any persons who are indebted to the Borrower on any Collateral consisting of accounts or general intangibles to make payment directly to the Lender of the amounts due. The Lender is authorized to collect, compromise, endorse and sell any such Collateral in its own name or in the Borrower's name and to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to the Lender. Upon the Lender's written request, the Borrower will establish with the Lender and maintain a lockbox account ("Lockbox") with the Lender and a depository account(s) ("Cash Collateral Account") with the Lender subject to the provisions of this subparagraph and such other related agreements as the Lender may require, and the Borrower shall notify its account debtors to remit payments directly to the Lockbox. Thereafter, funds collected in the Lockbox shall be transferred to the Cash Collateral Account, and funds in the Cash Collateral Account shall be applied by the Lender, daily, to reduce the outstanding Obligations.

            (e) Upon Agent's request, upon the occurrence and during the continuance of a Default, Borrower will, at any reasonable time and at Borrower's own expense, physically deliver to Agent, all Accounts (including inter-company receivables) assigned to Agent at any reasonable place or places designated by Agent. Failure to deliver any Account, or failure to deliver physical possession of any instruments, documents or writings in respect of any Account shall not invalidate Agent's Lien and security interest therein, except to the extent that possession may be required by applicable law for the perfection of said Lien or security interest, in which latter case, the Account shall be deemed to be held by the Borrower as the custodian agent of Agent, for the benefit of Lender. Failure of Agent to demand or require Borrower to include any Account in any schedule, to execute any schedule, to assign and deliver any schedule or to deliver physical possession of any instruments, documents or writings related to any Account shall not relieve Borrower of its duty so to do.

            (f) Borrower hereby agrees that it shall use commercially reasonable efforts, at its sole cost and expense and in its own name, to promptly and diligently collect and enforce payment of all Accounts and Borrower will defend and hold Lender and Agent harmless from any and all loss, damage, penalty, fine or expense arising from such collection or enforcement.

         4. Financing Statements. Borrower agrees to execute all financing statements and amendments thereto as Agent, on behalf of the Lender, may request from time to time to evidence the security interest granted to Agent hereunder and will pay the cost of all filing fees and taxes, if any, necessary to effect the filing thereof. By its signature hereon, the Borrower hereby irrevocably authorizes the Lender to execute (on behalf of the Borrower) and file against the Borrower one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form satisfactory to the Lender, and the Borrower will pay the cost of


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preparing and filing the same in all jurisdictions in which such filing is deemed by the Lender to be necessary or desirable in order to perfect, preserve and protect its security interests. Without the written consent of Agent, Borrower will not allow any financing statement or notice of assignment to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Agent herein, unless such financing statement relates to a Permitted Lien.

         5. Software as Collateral. As part of the Collateral, Borrower has delivered to Lender certain computer software, drivers and documentation therefor, including all source and object code versions thereof (in electronic and hard copies) and all enhancements and developments relating thereto (the foregoing are collectively referred to herein as "Software"). Borrower grants to Lender access and use to the Software. Borrower will update the Software in possession of Lender no more than six (6) times per year, but no less often than each major revision to the Software. Should Borrower default in the payment of the Obligations, then Borrower hereby grants Lender a perpetual, nonexclusive, royalty-free license to copy, make derivative works, and use the Software for all of its business purposes (the "License"), as well as title and ownership to the Software. Upon satisfaction of the Obligation by Borrower, Lender shall promptly return the Software to Borrower and shall have no further rights to access of use thereof. Lender acknowledges that third party software may be required to use the Software, and it is Lender's responsibility to obtain any rights to use such third party software. Nothing herein will grant to Lender any title or ownership interest in the Software. To the extent that Lender modifies, updates, or enhances the Software ("Enhancements"), Lender shall own the same. Borrower hereby represents and warrants to Lender that Borrower has full right, title and interest in and to the Software, the Software is complete and will function in accordance with the documentation therefor, and the use of the Software will not infringe any third party intellectual property or other rights.

         6. Lender's Payment of Claims. Lender may, in its sole discretion, discharge or obtain the release of any Lien asserted by any Person against the Collateral, other than a Permitted Lien which, in the Lender's judgment, may have a Material Adverse Effect on the Lender's rights with respect to the Collateral. All sums paid by Lender in respect thereof shall be payable, on demand, by Borrower to Lender and shall be a part of the Obligations.

         7. Default and Remedies.

            (a) Borrower shall be in default in the full and prompt payment, when due, of the Obligations (a "Default").

            (b) Upon the occurrence and during the continuation of any Default
(i) unless Lender or Agent shall elect otherwise, the entire unpaid amount of the Obligations due under the Loan Agreement, as are not then otherwise due and payable, shall become immediately due and payable without notice to Borrower or demand by Lender or Agent and (ii) either Lender or Agent may, at its or their option, exercise from time to time any and all rights and remedies available to them under the Uniform Commercial Code or otherwise, including the right to foreclose or otherwise realize upon the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings, and Borrower agrees that any of Lender, Agent


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or their nominee may become the purchaser at any such sale or sales. Borrower agrees that twenty (20) days shall be reasonable prior notice of the date of any public sale or other disposition of the same. All rights and remedies granted Lender hereunder or under any other agreement between Lender and Borrower shall be deemed concurrent and cumulative and not alternative, and Lender, or Agent on its behalf, may proceed with any number of remedies at the same time or at different times until all the Obligations are fully satisfied. The exercise of any one right or remedy shall not be deemed a waiver or release of, or an election against, any other right or remedy. Borrower shall pay to Lender or Agent, on demand, any and all expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by Lender or Agent (i) in the prosecution or defense of any action arising under this Agreement, the Collateral or any of Lender's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of the Collateral, the incurring of all of which are hereby authorized to the extent Lender or Agent deem the same advisable. Borrower's liability to Lender or Agent for any such payment shall be included in the Obligations. The proceeds of any Collateral received by Lender or Agent at any time before or after a Default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment, in full or in part, of such of the Obligations and in such order and manner as Lender or Agent may elect.

         8. Representations and Covenants of Borrower. Borrower hereby represents to and agrees with Lender as follows:

            (a) Borrower owns the Collateral as sole owner, free and clear of any Liens, other than Permitted Liens.

            (b) So long as any Obligations remain unpaid, Borrower agrees not to sell, assign or transfer the Collateral, other than sales of Collateral in the ordinary course of business, and to maintain it free and clear of any Liens, other than Permitted Liens.

         9. Miscellaneous.

            (a) This Agreement shall bind and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns, except that Borrower shall not assign any of its rights hereunder without the prior written consent of holders of more than 50% of the principal amount of the then outstanding Debentures.

            (b) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement or the validity or enforceability of such provision in any other jurisdiction.

            (c) This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Texas, without regard to the conflicts of laws provisions thereof, and the applicable laws of the United States. Venue and jurisdiction shall be in the state or federal courts in Dallas County, Texas.


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            (d) Borrower hereby consents to the jurisdiction of the courts of the State of Texas in any action or proceeding which may be brought against it under or in connection with this Agreement or any transaction contemplated hereby or to enforce any agreement contained herein and, in the event any such action or proceeding shall be brought against it, Borrower agrees not to raise any objection to such jurisdiction or to the laying of venue in Dallas County, Texas or, if applicable, any other county in any state in which Collateral is located.

            (e) All capitalized terms, unless otherwise specified, have the meanings assigned to them in the Loan Agreement and the Debentures.

            (f) Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or
(ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

       If to Borrower to:


                  Integrated Security Systems, Inc.
                  8200 Springwood Drive, Suite 230
                  Irving, Texas  75063
                  Telephone:  (972) 444-8280
                  Facsimile:  (972) 869-3843

         with a copy to:

                  David H. Oden, Esq.
                  Haynes and Boone, LLP
                  1600 N. Collins, Suite 2000
                  Richardson, TX 75080
                  Telephone:  (972) 680-7550
                  Facsimile:  (972) 680-7551

         If to Lender to:

         Renaissance US Growth & Income Trust PLC
         c/o Renaissance Capital Group, Inc.
         8080 North Central Expressway, Suite 210-LB59
         Dallas, Texas 75206
         Attn:    Russell Cleveland
                  President and Chief Executive Officer
         Telephone:  (214) 891-8294
         Facsimile:  (214) 891-8291


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         Renaissance Capital Growth & Income Fund III, Inc.
         c/o Renaissance Capital Group, Inc.
         8080 North Central Expressway, Suite 210-LB59
         Dallas, Texas 75206
         Attn:    Russell Cleveland
                  President and Chief Executive Officer
         Telephone:       (214) 891-8294
         Facsimile:       (214) 891-8291

         with a copy to:

         Norman R. Miller, Esq.
         Kirkpatrick & Lockhart LLP
         1717 Main Street, Suite 3100
         Dallas, Texas 75201
         Telephone:  (214) 939-4906
         Facsimile:  (214) 939-4949


         If to Agent to:

         Renaissance Capital Group, Inc.
         8080 North Central Expressway, Suite 210-LB59
         Dallas, Texas 75206
         Attn:    Russell Cleveland
                  President and Chief Executive Officer
         Telephone:  (214) 891-8294
         Facsimile:  (214) 891-8291

         with a copy to:

         Norman R. Miller, Esq.
         Kirkpatrick & Lockhart LLP
         1717 Main Street, Suite 3100
         Dallas, Texas 75201
         Telephone:  (214) 939-4906
         Facsimile:  (214) 939-4949

Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

                  (g) Capitalized terms used herein, unless otherwise defined herein, have the definitions given them in the Loan Agreement among Borrower, Lender and Agent.


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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date and year written above.

                             BORROWER:

                             INTEGRATED SECURITY SYSTEMS, INC.




                             By:
                                      ------------------------------------------
                                      C. A. Rundell, Jr., Chairman and
                                      Chief Executive Officer


                             LENDER:

                             RENAISSANCE US GROWTH & INCOME TRUST PLC


                             By:
                                      ------------------------------------------
                                      Russell Cleveland, Director


                             RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

                             By:      Renaissance Capital Group, Inc.,
                                      Investment Adviser

                                 By:
                                          --------------------------------------
                                          Russell Cleveland, President and Chief
                                          Executive Officer


                             AGENT:

                             RENAISSANCE CAPITAL GROUP, INC.


                             By:
                                      ------------------------------------------


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